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                                                                EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement listed below of our report dated August 18, 1995, with respect to the consolidated financial statements and schedules of Calgene, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1995:


        Form S-8 Nos. 33-10308, 33-20670, and 33-32975 pertaining to the 1981
            Stock Option Plan of Calgene, Inc.
        For S-8 No. 33-34203 pertaining to the 1990 Employee Stock Purchase Plan of Calgene, Inc.
        Form S-8 Nos. 33-79232, 33-44146 and 33-85392 pertaining to the 1991
            Stock Option Plan of Calgene, Inc.
        Form S-3 No. 33-79000



                                                             ERNST & YOUNG, LLP


Sacramento, California
September 26, 1995